                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          First Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                                          [logo appears here]

                             FIRST FINANCIAL CORP.
                             180 Washington Street
                        Providence, Rhode Island 02903

                                                                  April 4, 2001

To Our Shareholders:

  On behalf of the Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of Shareholders of First Financial Corp. The Annual Meeting will begin at 3:00 p.m. on Wednesday, May 9, 2001, at the Squantum Association, 947 Veterans Memorial Parkway, East Providence, Rhode Island. The formal notice of the Annual Meeting appears on the next page.

  The attached proxy statement describes the matters that we expect to act upon at the Annual Meeting. Shareholders who are present at the Annual Meeting will have an opportunity to ask questions of management.

  It is extremely important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and return it promptly in the postage pre-paid envelope. The Board of Directors recommends that shareholders vote FOR Items 1 and 2. If you are planning to attend the Annual Meeting, please check the appropriate box on the proxy card.

  We are gratified by the continued interest our shareholders have in First Financial Corp. and we are extremely pleased that in the past so many of you have voted your shares either in person or by proxy. We certainly hope that you will continue to support your Company and urge you to return your proxy card as quickly as possible.

                                          Very truly yours,

                                          /s/ Patrick Shanahan, Jr.
                                          Patrick J. Shanahan, Jr.
                                          Chairman, President and
                                          Chief Executive Officer

                                          [logo appears here]

                             First Financial Corp.
                             180 Washington Street
                        Providence, Rhode Island 02903

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 9, 2001

  Notice is hereby given that the regular Annual Meeting of Shareholders of First Financial Corp., a Rhode Island corporation (the "Company"), will be held at the Squantum Association, 947 Veterans Memorial Parkway, East Providence, Rhode Island on Wednesday, May 9, 2001, at 3:00 p.m. for the following purposes:

  1. To elect three Directors of the Company, each of whom will serve for a three-year term;

  2. To ratify and appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

  3. To transact any other business which may properly come before the meeting, or any adjournment of the meeting.

  The close of business on March 19, 2001 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Our By-laws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

                                          By order of the Board of Directors,

                                          /s/ William F. Hague, Jr.
                                          William F. Hague, Jr.
                                             Secretary
                                       First Financial Corp.

Providence, Rhode Island
April 4, 2001

                                PROXY STATEMENT

                             FIRST FINANCIAL CORP.
                             180 Washington Street
                        Providence, Rhode Island 02903

                        ANNUAL MEETING OF SHAREHOLDERS
                                  May 9, 2001

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of First Financial Corp. (the "Company"), to be held on May 9, 2001, and at any adjournments or postponements of that meeting. Shareholders of record at the close of business on March 19, 2001 will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy card have been mailed or given to holders of common stock, par value $1.00 per share, of the Company ("Common Stock") on or about April 4, 2001.

  The financial statements for the Company for the fiscal year ended December 31, 2000 are contained in the Company's Annual Report and Form 10-K for the year ended December 31, 2000 (the "Annual Report"). A copy of the Annual Report has been mailed simultaneously with this Proxy Statement to all shareholders of the Company.

  Proxies in the form enclosed are being solicited by the Board of Directors of the Company. Any shareholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. A shareholder's right to revoke his proxy is not limited by, or subject to, compliance with any specified formal procedure. A shareholder may revoke a proxy by attending the meeting and voting in person. Any proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on the proxy, the proxy will be voted (i) FOR the election, as Directors of the Company, of the nominees named in this Proxy Statement, and (ii) FOR the ratification and appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy and acting under that proxy will vote, or refrain from voting, in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

  A proxy may be revoked at any time prior to its exercise: (i) by submitting a written notice, addressed to William F. Hague, Jr., Secretary of the Company, at the principal office of the Company, revoking that proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not that shareholder has previously given a proxy.

  Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the Directors, officers and other employees of the Company or of the Company's subsidiary, First Bank and Trust Company (the "Bank"). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of the shares of Common Stock held of record by those brokers, custodians, nominees or other fiduciaries.

  Written notice of the results of the voting at the Annual Meeting or adjournments of the meeting will not be mailed to shareholders, but will be available upon request, without charge and will be disclosed in future filings made by the Company with the Securities and Exchange Commission. The Company maintains its principal executive offices at 180 Washington Street, Providence, Rhode Island 02903, and its telephone number is (401) 421-3600.

                               VOTING SECURITIES

  As of March 19, 2001, the record date for the Annual Meeting, all of the 1,213,741 outstanding shares of Common Stock are entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock entitles its holder to one vote on all matters properly brought before the Annual Meeting. At present, Common Stock is the only class of capital stock of the Company that is issued and outstanding.

  The following table provides information regarding persons or organizations known by the Company to be the beneficial owners of more than five percent (5.0%) of the outstanding shares of Common Stock as of March 19, 2001.

                                             Amount and
                                              Nature of
                                             Beneficial   Percent of  Notes of
  Name of Beneficial Owner                  Ownership (1)   Class    Explanation
  ------------------------                  ------------- ---------- -----------
John Hancock Financial Services, Inc.......    109,000       9.0%         (2)


FleetBoston Financial Corporation..........    104,200       8.6%         (3)


John Sheldon Clark.........................     83,000       6.8%         (4)


Patrick J. Shanahan, Jr....................     79,956       6.6%         (5)


Peter L. Mathieu, Jr., M.D.................     61,800       5.1%         (6)

--------

Notes of Explanation

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their names.

(2) Represents shares held by the John Hancock Bank and Thrift Opportunity Fund, an indirect wholly-owned subsidiary of John Hancock Financial Services, Inc. ("JHF") and a closed-end diversified management company registered under Section 8 of the Investment Company Act of 1940. All of these shares are held pursuant to an Advisory Agreement with John Hancock Advisors, Inc. ("JHA"), an indirect subsidiary of JHF and affiliate of the fund. Pursuant to the Advisory Agreement, JHA has sole voting power over all of these shares.

(3) All of these shares are held by Fleet National Bank, a national banking association and principal banking subsidiary of FleetBoston Financial Corporation, which has sole power to vote and to dispose of all of these shares. Fleet's principal address is 100 Federal Street, Boston, Massachusetts 02110.

(4) Includes (i) 25,000 shares held by the "Trust under the will of Charles M. Clark, Jr. for the benefit of Valer C. Austin", of which Mr. Clark is trustee and (ii) 17,500 shares held by the "Trust under the will of Charles M. Clark, Jr. for the benefit of John Sheldon Clark", of which Mr. Clark is trustee. As trustee of both trusts, Mr. Clark has sole voting power over all of these shares. Mr. Clark resides at 6102 East Mockingbird, #622, Dallas, Texas 75214.

(5) Includes 8,150 shares owned in joint tenancy with Mr. Shanahan's wife. Mr. Shanahan is Chairman, President and Chief Executive Officer of the Company and the Bank.

(6) Includes 40,000 shares owned in joint tenancy with Dr. Mathieu's wife, Betty Burkhardt Mathieu, M.D.

                             ELECTION OF DIRECTORS
                              (Proposal Number 1)

  The By-laws of the Company stipulate that the business and affairs of the Company are to be managed by a Board of Directors (the "Company Board"), which is to consist of not less than three nor more than thirteen individuals divided into three classes as nearly equal in size as possible. The Directors of the Company are elected by the shareholders of the Company for staggered three-year terms or until their successors are elected and qualified. Currently, each of the members of the Company Board are also members of the Board of Directors of the Bank (the "Bank Board"). The Directors of the Bank are elected annually for a one-year term.

  The Company Board, following the recommendation of the Nominating Committee, has recommended the following three nominees (all of whom are currently Directors) to fill the three positions. If elected, each of Messrs. Shanahan, Alger and Mega will hold office for a three-year term until the Annual Meeting to be held in the year 2004.

Nominees for Directors of the Company

  The following table sets forth the names of the three nominees for Director of the Company, their principal occupations, ages and periods of service as Directors of the Company. Information regarding their ownership of shares of Common Stock as of March 19, 2001 may be found at "Security Ownership of Certain Beneficial Owners and Management".

                                                                                    Director
                                                                                     of the
                                                                                    Company
Class            Name           Age              Principal Occupation                Since
-----            ----           ---              --------------------               --------
 II    Patrick J. Shanahan, Jr. 56  Chairman, President and Chief Executive Officer   1980
                                    of the Company and the Bank

 II    Gary R. Alger            43  Director of E.R. Alger and Company                1998

 II    Joseph V. Mega           67  President, Crugnale Bakery                        1994

The following biographical information is provided for the three nominees as indicated above:

Patrick J. Shanahan, Jr.

  Mr. Shanahan is Chairman, President and Chief Executive Officer of the Company and the Bank. Mr. Shanahan became Chairman of the Company in 1997 and has been President and Chief Executive Officer of the Company since its formation in 1980. Mr. Shanahan has been President and Chief Executive Officer of the Bank since 1975 and Chairman, President and Chief Executive Officer of the Bank since 1987.

Gary R. Alger

  Mr. Alger was appointed to the Company Board in January 1998. Mr. Alger is a Director of E.R. Alger and Company, a family-owned accounting firm.

Joseph V. Mega

  Mr. Mega has served as a Director of the Company since 1994. Mr. Mega is President of Crugnale Bakery of Providence, Rhode Island.

  If, at the time of the Annual Meeting, any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Company Board, and would be elected to the same class or classes as the nominees for whom they are substituted. The By-laws of the Company provide that any shareholder of the

Company may make nominations for the election of Directors by providing written notice to the Secretary of the Company not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the shareholders at which election of Directors has been called.

  An affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of Directors of the Company. Unless otherwise specified, proxies will be voted in favor of the nominated individuals.

  The Board of Directors of the Company recommends that the shareholders vote "FOR" the election of Messrs. Shanahan, Alger and Mega as Directors of the Company.

Continuing Directors

  The following table sets forth certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting.

                                                                                                 Term of
                                                                                     Director of Office
                                                                                       Company    will
Class             Name             Age             Principal Occupation                 Since    Expire
-----             ----             ---             --------------------              ----------- -------
 III   Joseph A. Keough, Esq.      59  Judge/Magistrate, Rhode Island Superior Court    1980      2002


 III   Peter L. Mathieu, Jr., M.D. 76  Pediatrician                                     1980      2002


 III   Fred J. Simon, Jr.          52  President, Simon Chevrolet-Buick, Ltd.           1998      2002


  I    Artin H. Coloian, Esq.      36  Chief of Staff to the Mayor of Providence,       1996      2003
                                       Rhode Island

  I    John Nazarian, Ph.d.        68  President, Rhode Island College                  1996      2003


  I    William P. Shields          63  Retired                                          1993      2003

  Mr. Keough has been Judge/Magistrate, Rhode Island Superior Court since 1998. From 1997 until 1998, Mr. Keough was Master, Rhode Island Superior Court. Prior to that time, Mr. Keough was an attorney with the law firm of Keough and Gearon. Mr. Coloian has served as a Director of the Company since 1996. Mr. Coloian has been Chief of Staff to the Mayor of Providence since 1999 and formerly was Executive Assistant to the Mayor of Providence from August 1993 until 1999.

  Except as indicated above, each Director has been employed during the past five years in his respective positions.

  Raymond F. Bernardo, who had been a Director of the Company since 1980, died on August 19, 2000.

Other Information About the Board and its Committees

Attendance of Directors

  The Company Board meets quarterly and the Bank Board meets monthly. Each Board of Directors may have additional special meetings upon the request of the Chairman of the Board, the President or any three members of their respective Board of Directors. During the year ended December 31, 2000, the Company Board met five (5) times and the Bank Board met eleven (11) times. No director attended fewer than 75% of the total of board meetings held by either the Company or the Bank during the year ended December 31, 2000. Prior to the date of his death on August 19, 2000, Raymond F. Bernardo attended two (2) meetings of the Company Board.

Compensation of Directors

  Currently, all Directors of the Company receive a Director's fee of five hundred dollars ($500) for each Company Board meeting attended. Each Director receives an annual retainer of five thousand dollars ($5,000) and a Director's fee of five hundred dollars ($500) for each Bank Board meeting attended up to a maximum of one thousand dollars ($1,000) for meetings attended on any given day. In addition, each non-employee Director of the Company and the Bank receives a fee of five hundred dollars ($500) for all committee meetings attended. The Company and the Bank have implemented a deferred compensation plan for their Directors which allows Directors to defer the receipt of Director's fees paid by the Company and the Bank until their services with the Company Board and Bank Board terminate.

Committees Of The Boards Of Directors

  The Company Board and the Bank Board have each appointed certain committees. Each has an Audit Committee comprised of the same members. The Company Board has also appointed a Nominating Committee. In addition, among other committees, the Bank Board has established a CRA/Compliance Committee, Asset/Liability Committee ("ALCO"), a Compensation Committee and an Operating Committee.

  The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent public accountants, the scope of other services provided by the Company's independent public accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and makes recommendations to the Company Board on the engagement of the independent public accountants, as well as other matters which may come before it or as directed by the Company Board. In 2000, the Audit Committee of the Company and the Bank consisted of Messrs. Alger, Keough and Shields, and was chaired by Mr. Keough. Mr. Bernardo was also a member of the Audit Committee in 2000 until his death on August 19, 2000. The Audit Committee meets quarterly.

  On June 12, 2000, the Audit Committee recommended, and the Board of Directors adopted, an Audit Committee Charter. This charter is intended to conform to the new requirements of the SEC and NASDAQ regarding such audit committees. The Audit Committee Charter is attached hereto as Exhibit I to this Proxy Statement. Pursuant to the SEC and NASDAQ rules, the Company Board has also determined that all members of the Audit Committee are eligible and qualified to serve on the Audit Committee. The Company Board determined that all three members of the Audit Committee were and are financially literate and that these members met the standards of independence and other qualifications for audit committee members.

  The Nominating Committee is responsible for making recommendations to the Company Board concerning nominees to serve as members of the Company Board and the Bank Board. The Nominating Committee consists of Messrs. Keough and Shields and Dr. Nazarian. The Nominating Committee meets annually.

  The CRA/Compliance Committee is responsible for overseeing, coordinating and evaluating the Bank's performance under the Community Reinvestment Act and the Bank Secrecy Act. The Committee reviews specific policies and policy statements and assesses the Bank's compliance with those policies and overall compliance with federal and state law. The CRA/Compliance Committee of the Bank consists of Messrs. Coloian, Mega and Simon and Drs. Mathieu and Nazarian, and was chaired by Mr. Mega. The CRA/Compliance Committee met twice in 2000.

  The ALCO establishes, coordinates, communicates and controls the management of asset/liability procedures. The primary role of the committee is to establish and monitor the volume and mix of the Bank's sources and uses of funds. The objective of the committee is to manage assets and deposits of the Bank while promoting consistency with the Bank's goals for liquidity, capital growth, risk, and profitability. The ALCO consists of Messrs. Keough, Mega, Shanahan, Coughlin, Macomber and Mrs. Ricci and is chaired by Mr. Macomber. The ALCO Committee meets quarterly.

  The Compensation Committee is responsible for establishing the compensation of the Company's Directors, officers and employees, including salaries, bonuses, commissions, benefit plans, the grant of options and other forms of, or matters relating to, compensation. The Compensation Committee consists of Messrs. Mega and Shanahan and Dr. Nazarian, and is chaired by Mr. Mega. Mr. Bernardo was also a member of the Compensation Committee until his death on August 19, 2000. The Compensation Committee met twice in 2000.

  The Operating Committee is responsible for monitoring the operations of the Company and the Bank to ensure compliance by the Company and the Bank with the specific policy directives of the Company Board and the Bank Board. The Operating Committee consists of Messrs. Shanahan, Coughlin, Macomber and McCormick and Mrs. Ricci. The Operating Committee meets periodically.

Executive Compensation

  The following table sets forth in summary form all compensation paid by the Company and the Bank to Patrick J. Shanahan, Jr., Chairman, President and Chief Executive Officer of the Company and the Bank, and John A. Macomber, Vice President, Treasurer and Chief Financial Officer of the Company and the Bank, for services rendered in all capacities to the Company and the Bank during the past three fiscal years. No other executive officer of the Company received compensation in excess of $100,000 for such years.

                          SUMMARY COMPENSATION TABLE

                                                                    All Other
        Name and Principal Position         Year  Salary   Bonus   Compensation
        ---------------------------         ---- -------- -------- ------------
Patrick J. Shanahan, Jr. .................. 2000 $280,000 $100,000   $19,071(1)
 Chairman, President and                    1999 $265,000 $ 60,000   $17,059(2)
 Chief Executive Officer                    1998 $255,096 $ 37,500   $13,571(3)

John A. Macomber........................... 2000 $105,904 $ 15,000   $ 3,177(4)
 Vice President, Treasurer and              1999 $101,000 $  4,000   $ 3,030(5)
 Chief Financial Officer                    1998 $ 96,73l $  8,000   $ 2,902(6)

--------
(1) Includes $5,100 in contributions made to the Company's 401(k) Plan on Mr. Shanahan's behalf in 2000. Also, includes $971 in insurance premiums paid by the Company for a term life insurance policy in favor of Mr. Shanahan in 2000 and $13,000 paid to Mr. Shanahan as director fees in 2000.

(2) Includes $4,388 in contributions made to the Company's 401(k) Plan on Mr. Shanahan's behalf in 1999. Also, includes $971 in insurance premiums paid by the Company for a term life insurance policy in favor of Mr. Shanahan in 1999 and $11,700 paid to Mr. Shanahan as director fees in 1999.

(3) Includes $4,800 in contributions made to the Company's 401(k) Plan on Mr. Shanahan's behalf in 1998. Also, includes $971 in insurance premiums paid by the Company for a term life insurance policy in favor of Mr. Shanahan in 1998 and $7,800 paid to Mr. Shanahan as director fees in 1998.

(4) Includes $3,177 in contributions made to the Company's 401(k) Plan on Mr. Macomber's behalf in 2000.

(5) Includes $3,030 in contributions made to the Company's 401(k) Plan on Mr. Macomber's behalf in 1999.

(6) Includes $2,902 in contributions made to the Company's 401(k) Plan on Mr. Macomber's behalf in 1998.

Option Grants in Last Fiscal Year

The Company does not maintain any stock option or stock-based compensation plans. No stock options were granted to Messrs. Shanahan and Macomber for the year ended December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  Neither Messrs. Shanahan and Macomber held any stock options during the year ended December 31, 2000.

Supplemental Executive Retirement Plan

  The Company has implemented a non-qualified supplemental executive retirement plan (the "SERP") to provide certain officers and highly compensated employees with additional retirement benefits. Benefits under the SERP are intended to supplement benefits payable under the defined Pension Plan (see below) which are subject to: (i) federal law limitations applicable to qualified pension plans; and (ii) early retirement penalties set forth in the Pension Plan. Benefits payable under the SERP are designed to recover those benefits that would be payable under the Pension Plan if not for these limitations.

  The SERP is a non-qualified benefit plan. Prior to the establishment of the Company's Compensation Committee, participants in the SERP were determined by the Company Board. Any future participants in the SERP will be determined by the Compensation Committee. During 2000, the Company amended the SERP to provide for a minimum benefit of 80% of the participant's three highest years' total compensation. Benefits are payable only upon death, retirement in accordance with the terms of the SERP, or termination of employment with the Company. As of December 31, 2000, the only participant in the SERP was Mr. Shanahan. The Company incurred an expense of $291,245 with respect to the SERP for the year ended December 31, 2000. If Mr. Shanahan had retired at age 56 on January 1, 2001, his annual benefit under the SERP would have been approximately $219,000.

  The Company has established an irrevocable grantor's trust ("rabbi trust") in connection with the SERP. This trust is funded with contributions from the Company for the purpose of providing the benefits promised under the terms of the SERP. The SERP participants have only the rights of unsecured creditors with respect to the trust's assets, and do not recognize income with respect to benefits provided by the SERP until those benefits are received by the participants. The assets of the rabbi trust are considered part of the general assets of the Company and are subject to the claims of the Company's creditors in the event of the Company's insolvency. Earnings on the trust's assets are taxable to the Company.

Pension Plan

  The Bank is a member of the Financial Institutions Retirement Fund ("FIRF") which sponsors a multiple employer pension plan (the "Pension Plan"). Contributions to the Pension Plan are determined on an actuarial basis for the benefit of all qualifying employees. Employees become eligible for participation on attainment of age 21 and completion of one year of service to the Bank. The Pension Plan provides an annual benefit upon retirement calculated by adding the products of (i): (a) 1.5% multiplied by; (b) the employee's years of benefit service multiplied by; (c) the employee's highest average salary for three consecutive years of service ("High-3 Average Compensation"); up to the covered Compensation Level (defined generally as the average of the maximum social security wage base for the 35-year period preceding social security retirement age), and (ii): (x) 2.0% multiplied by;
(y) the employee's years of benefit service multiplied by; (z) the employee's High-3 Average Compensation to the extent it exceeds the Covered Compensation Level. Under the terms of the Pension Plan, benefits are calculated as a 10 year certain and continuous annuity. Participants may elect payment in the "regular form" or in another one of the annuity forms or "lump sum" options available under the Pension Plan. Benefit payments generally begin at age 65, but they can begin earlier in a reduced amount, or, if the employee continues working past 65, later in an increased amount. Administrative expenses for the Pension Plan are paid by the Company. Benefits under the Pension Plan become fully vested upon 5 or more years of service to the Company. Benefits are not offset against Social Security.

  The following table sets forth estimated annual benefits payable upon retirement at age 65 assuming the employee chooses the regular form of benefit under the Pension Plan.

                              PENSION PLAN TABLE

                                             Years of Benefit Service
                                     ----------------------------------------
    High-3 Average Compensation         5      10      20      30       40
    ---------------------------      ------- ------- ------- ------- --------
$ 25,000............................ $ 1,900 $ 3,800 $ 7,500 $11,300 $ 15,600
  50,000............................   4,100   8,100  16,300  24,400   33,500
  75,000............................   6,600  13,100  26,300  39,400   53,500
  100,000...........................   9,100  18,100  36,300  54,400   73,500
  125,000...........................  11,600  23,100  46,300  69,400   93,500
  150,000 and over (1)..............  14,100  28,100  56,300  84,400  113,500(1)

--------
(1) The Maximum amount payable under the pension plan in 2001 is $133,080.

  For purposes of the table, Messrs. Shanahan and Macomber had 26 years and 8 years of service, respectively, with the Company as of December 31, 2000.

401(k) Plan

  Effective as of January 1, 1997, the Company adopted the Financial Institutions Thrift Plan, an employee savings incentive plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Under the 401(k) Plan, eligible participants may defer portions of their salaries for future receipt and the Company may match up to 50% of the deferral contribution made by such participant up to a maximum deferral contribution of 6% of a participant's compensation during the fiscal year.

Executive Officers of the Company and the Bank

  The names and ages of the Executive Officers of the Company and the Bank and each Executive Officers' position with the Company or the Bank is listed below.

                                      Positions and Officers with the
           Name           Age               Company or the Bank
           ----           ---         -------------------------------
 Patrick J. Shanahan, Jr.  56 Chairman, President and Chief Executive Officer
                              of the Company and the Bank

 John A. Macomber          53 Vice President, Treasurer and Chief Financial
                              Officer of the Company and the Bank

 Robert D. McCormick       55 Vice President of the Bank, Senior Loan Officer

 Betty C. Ricci            47 Vice President of the Bank--Information and
                              Network Systems and Operations

 Thomas E. Coughlin        55 Vice President of the Bank--Retail Banking

  Mr. Shanahan has served as Chairman of the Company since 1997 and President and Chief Executive Officer of the Company since its formation in 1980. Mr. Shanahan has served as Chairman of the Board of Directors of the Bank since 1987 and President and Chief Executive Officer of the Bank since 1975. In 1996, Mr. Macomber was appointed Chief Financial Officer of the Company and the Bank, in addition to his duties as Vice President and Treasurer of the Company and the Bank, at which he has been employed since 1992. Mr. Macomber is a certified public accountant. In 1999, Mr. McCormick was appointed Senior Loan Officer of the Bank in addition to his duties as Vice President and Manager of Credit and Loan Administration of the Bank. Mr. McCormick joined the Bank as Vice President and Commercial Loan Officer in 1993. Mrs. Ricci has been employed as Vice President of Information and Network Systems and Operations of the Bank since October 1997, and Branch and Network Systems since December 1996. From November 1995 to December 1996, Mrs. Ricci was Vice President of Retail Banking at the Bank and from 1988 until November 1995, Mrs. Ricci was Vice President of Deposit Operations at the Bank. Mr. Coughlin joined the Bank as Vice President of Retail Banking in December 1996. Prior to joining the Bank, Mr. Coughlin held various positions at BayBank, Inc. since 1970, most recently as Vice President and Area Manager.

Compensation Committee Report

  The Compensation Committee represents both the Company and the Bank and, in 2000, consisted of two Directors who were not officers or employees of the Company; Joseph V. Mega and Dr. John Nazarian as well as Patrick J. Shanahan, Jr., Chairman, President, Chief Executive Officer and a Director of the Company and Chairman, President, Chief Executive Officer and a Director of the Bank. Raymond F. Bernardo was also a member of the Compensation Committee during 2000 until his death on August 19, 2000.

  The Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, approve performance and base compensation policies for executive management and employees, approve incentive plans, and to provide oversight of Company benefit programs.

  Decisions on compensation of the Company's and the Bank's executives generally are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's and the Bank's Executive Officers are reviewed by each of the full Company and Bank Board. Pursuant to rules of the Securities and Exchange Commission, set forth below is a report prepared by the Company's and the Bank's Board Compensation Committee addressing the Company's and the Bank's compensation policies for 2000 as they affected Mr. Shanahan, the Company's Chief Executive Officer and the other Executive Officers.

Compensation Policies Toward Executive Officers.

  The Company's and the Bank's compensation program for Executive Officers consists of base salary. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Levels of executive compensation are set at levels that the Compensation Committee believes to be consistent with others in the Bank's industry.

Chief Executive Officer Compensation:

  Mr. Shanahan serves the Company and the Bank pursuant to an amended employment agreement which provides for his employment as Chairman, President and Chief Executive Officer of the Company and the Bank. The terms of Mr. Shanahan's contract were negotiated at arms-length. Mr. Shanahan's base salary was $280,000 in the calendar year 2000 and is subject to an increase of no less than 5% each calendar year. See "Employment Agreement."

      Members of the Compensation Committee:

               Joseph V. Mega, Chairman
               John Nazarian, Ph.D.
               Patrick J. Shanahan, Jr.

Related Party Transactions

  The Bank has had, and expects to have in the future, various loan and other banking transactions in the ordinary course of business with the Directors, Executive Officers, and principal shareholders of the Company, the Bank and entities with which these persons may be associated. All of these transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectibility or otherwise present other terms less favorable to the Bank than would otherwise be obtained with unrelated persons. As of December 31, 2000, the total dollar amount of extensions of credit to Directors,

Executive Officers and any of their associates was $1,232,682, which represented approximately 7.48% of the Company's total stockholders' equity as of that date.

Compensation Committee Interlocks and Insider Participation

  During 2000, each member of the Compensation Committee other than Mr. Shanahan was an independent, non-employee Director of both the Company and the Bank. Mr. Shanahan is Chairman, President and Chief Executive Officer of the Company and the Bank.

Employment Agreement

  Effective as of February 8, 1999, the Company entered into a Second Amended and Restated Employment Agreement with Patrick J. Shanahan, Jr., Chairman, President and Chief Executive Officer of the Company and the Bank (the "Employment Agreement"). The Employment Agreement provides that Mr. Shanahan's base salary from January 1, 2001 to December 31, 2001 will be $294,000, and that his salary will be reviewed each year and that there will be an annual increase of not less than five (5%) percent. In addition to base salary, the Employment Agreement provides for, among other things, participation in other fringe benefits applicable to Executive Officers including the Company's supplemental executive retirement plan (described above).

  The Employment Agreement provides that either the Company or Mr. Shanahan may terminate the agreement upon 90 days notice to the other. The Employment Agreement provides for termination by the Company "for cause," as defined in the Employment Agreement, at any time without further compensation. In the event the Company chooses to terminate Mr. Shanahan's employment for reasons other than cause, Mr. Shanahan would be entitled to continue to receive from the Company his existing base salary and all benefits for twenty-four (24) months from the date of termination.

  Under the Employment Agreement, if Mr. Shanahan voluntarily terminates the Employment Agreement upon a "change of control" of the Company (as defined in the Employment Agreement), or Mr. Shanahan is deemed involuntarily terminated as a result of certain events or circumstances following a change of control, then Mr. Shanahan would be entitled, at his sole discretion, to either: (i) the payments and benefits due under the Employment Agreement upon termination by the Company other than for cause as set forth above; or (ii) 2.99 times the sum of (a) Mr. Shanahan's average base salary for the immediately preceding five (5) years prior to the change of control, plus, (b) the amount of the bonus paid to Mr. Shanahan by the Company or the Bank, if any, during the immediately preceding year prior to the change of control, in each case, payable in one lump sum on the date of termination.

  In the event of a change in control of the Company, were Mr. Shanahan to opt for the lump-sum payment of 2.99 times the sum of his average base salary for the immediately preceding five (5) years plus the amount of any bonus received by Mr. Shanahan in the preceding year, the total amount of payments under the Employment Agreement, based solely on cash compensation paid to Mr. Shanahan over the past five fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1,310,000.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth information regarding the ownership of Common Stock as of March 19, 2001, by each of the Directors and Executive Officers and the Directors and Executive Officers as a group.

                                                            Amount and
                                                            Nature of    Percent
                                                            Beneficial     of
     Name                                                  Ownership(1)   Class
     ----                                                  ------------  -------
   Gary R. Alger (a)......................................     2,100        *
   Artin H. Coloian, Esq.(a)..............................       500        *
   Thomas E. Coughlin (b).................................       250        *
   Joseph A. Keough, Esq.(a)..............................     5,500        *
   John A. Macomber (b)...................................     2,100(2)     *
   Peter L. Mathieu, Jr., M.D.(a).........................    61,800(3)    5.1%
   Robert D. McCormick (b)................................       100(4)     *
   Joseph V. Mega (a).....................................     4,500(5)     *
   John Nazarian, Ph.D.(a)................................     3,000        *
   Betty C. Ricci(b)......................................       100(6)     *
   Patrick J. Shanahan, Jr.(a)(b).........................    79,956(7)    6.6%
   William P. Shields (a).................................     2,200        *
   Fred J. Simon, Jr.(a)..................................    15,000       1.2%
   Directors and Executive Officers as a Group (13
    persons)..............................................   177,106      14.6%

 * Shareholdings represent less than 1.0% of class

(a) Designates Director of the Company and the Bank
(b) Designates Executive Officer of the Company and/or the Bank

NOTES:
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their respective names.

(2) Includes 100 shares held by the John F. MacDonnell Trust, of which Mr. Macomber is trustee.

(3) Includes 40,000 shares owned in joint tenancy with Dr. Mathieu's wife, Betty Burkhardt Mathieu, M.D.

(4) Shares are owned in joint tenancy with Nancy A. McCormick, his wife.

(5) Shares are owned in joint tenancy with Antonette M. Mega, his wife.

(6) Shares are owned in joint tenancy with Vincent A. Ricci, Jr., her husband.

(7) Includes 8,150 shares owned in joint tenancy with Mr. Shanahan's wife.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers, Directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to the Company's Common Stock with the Securities and Exchange Commission. Executive Officers, Directors and principal shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the filings for 2000 furnished to the Company, no required Section 16(a) filing was reported late.

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
                              (Proposal Number 2)

  The Company Board has selected Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, as the independent public accountants for the Company for the year ending December 31, 2001. At the Annual Meeting, shareholders will vote upon a proposal to ratify the selection of the firm as independent public accountants.

  The financial statements of the Company have been audited by Arthur Andersen for each of the fiscal years since the Company's formation in 1980. The financial statements of the Bank have been audited by Arthur Andersen for each of the fiscal years since 1979. Other services rendered during the year 2000 by Arthur Andersen included tax return review and tax planning and services to the Company in connection with filings with the Securities and Exchange Commission ("SEC") pursuant to Section 12 of the Exchange Act. It is expected that representatives of Arthur Andersen will be present at the Annual Meeting of the Company and that they will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

  An affirmative vote of a majority of the shares of the Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for ratification of the appointment of Arthur Andersen as independent public accountants. The Board of Directors of the Company recommends that you vote "FOR" ratifying the selection of Arthur Andersen. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  The Board of Directors recommends a vote "FOR" ratification of the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2001

                                  AUDIT FEES

  The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's quarterly reports for the 2000 fiscal year, were $50,000.

                     FINANCIAL INFORMATION SYSTEMS DESIGN
                            AND IMPLEMENTATION FEES

  There were no fees billed for professional services rendered for financial information systems design and implementation fees rendered by the Company's principal accountant for the fiscal year ended December 31, 2000.

                                ALL OTHER FEES

  The aggregate fees billed for all other services rendered by the Company's principal accountant for the fiscal year ended December 31, 2000 were $8,050.

                             AUDITOR INDEPENDENCE

  The Audit Committee has considered whether the provision of the services described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the principal accountant's independence.

                         REPORT OF THE AUDIT COMMITTEE

  The Company's Audit Committee has reviewed and discussed the audit of the Company's financial statements for the fiscal year ended December 31, 2000 with the Company's management.

  The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU (S)380).

  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the Company's independent accountant the independent accountant's independence.

  Based on the review and discussions with management and the Company's independent accountants referred to above, the Audit Committee recommended to the Company Board that the audited financial statements be included in the Annual Report and for filing with the SEC.

                                          Respectfully submitted,

                                          Joseph A. Keough, Chairman
                                          Gary R. Alger
                                          William P. Shields

                                 OTHER MATTERS

  The Company Board knows of no additional matters which are likely to be presented for action at the Annual Meeting other than the two proposals specifically set forth in the Notice and referred to herein. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting under that proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                            FOR 2002 ANNUAL MEETING

  Any stockholder of the Company may present a proposal for consideration at future meetings of the stockholders of the Company. Any proposal for consideration at the Company's 2002 Annual Meeting of stockholders must be received by the Company at its principal executive offices, 180 Washington Street, Providence, Rhode Island 02903, no later than December 10, 2001.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report and Form 10-K for the year ended December 31, 2000, which includes financial statements, has been mailed to all shareholders with this Proxy Statement and has been filed with the Securities and Exchange Commission. The Annual Report and Form 10-K are not to be regarded as proxy soliciting material. Additional copies of the Annual Report and Form 10-K may be obtained by shareholders of the Company without charge on written request to John A. Macomber at the address indicated below.

                                          By order of the Board of Directors,

                                          /s/ William F. Hague, Jr.
                                          William F. Hague, Jr.
                                             Secretary
                                       First Financial Corp.

180 Washington Street
Providence, Rhode Island 02903
April 4, 2001

                                   EXHIBIT I

                             FIRST FINANCIAL CORP

                         FIRST BANK AND TRUST COMPANY

THE AUDIT COMMITTEE'S CHARTER

  THE PRIMARY DUTY OF THE AUDIT COMMITTEE IS TO ENSURE THE SAFEGUARDING OF THE COMPANY ASSETS THROUGH AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS. AN IMPORTANT SECONDARY DUTY OF THE COMMITTEE IS TO ENSURE THAT ALL COMPANY AND BANK GENERATED FINANCIAL STATEMENTS, REGULATORY REPORTS, AND SECURITIES AND EXCHANGE COMMISSION (SEC) FILINGS ARE ACCURATE AND IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

  THE AUDIT COMMITTEE WORKS WITH THE INTERNAL AUDITOR, CLOSELY MONITORING THE COMPANY'S AND THE BANK'S INTERNAL CONTROLS AND PROCEDURES FOR HANDLING ASSETS. THEY MONITOR COMPLIANCE WITH BOARD POLICIES AND WITH BANKING LAWS AND REGULATIONS. THE AUDIT COMMITTEE WORKS CLOSELY WITH ALL INTERNAL AND EXTERNAL AUDITORS TO ENSURE COMPREHENSIVE AUDIT SCOPE AND COVERAGE OF BANK OPERATIONS. ALL REGULATORY COMPLIANCE POLICIES AND ISSUES ARE THE RESPONSIBILITY OF THE BOARD'S COMPLIANCE COMMITTEE AND THE COMPLIANCE OFFICER.

  THE AUDIT COMMITTEE WORKS WITH THE INTERNAL AUDITOR IN ESTABLISHING THE BANK'S AUDIT PROGRAMS AND REVIEWS REPORTS ON THE RESULTS OF EACH AUDIT PERFORMED.

  THE AUDIT COMMITTEE MEETS ANNUALLY WITH THE EXTERNAL AUDITORS TO REVIEW AND TO DISCUSS FINDINGS OF THEIR FULL SCOPE YEAR-END AUDIT. THE AUDIT COMMITTEE ALSO RECEIVES AND REVIEWS ALL AUDIT REPORTS AND OPINION LETTERS FROM THE EXTERNAL AUDITORS. IF APPLICABLE, THE COMMITTEE ALSO RECEIVES AND REVIEWS SENIOR MANAGEMENT'S RESPONSE TO ALL EXTERNAL AUDITOR REPORTS.

  THE BANK'S CALL REPORTS WILL BE SIGNED BY THE CHAIRMAN OF THE AUDIT COMMITTEE OR AT LEAST ONE MEMBER OF THE AUDIT COMMITTEE IN HIS/HER ABSENCE. THE SIGNER WILL DO WHATEVER IS NECESSARY TO ASSURE THAT THE REPORT BEING SIGNED IS ACCURATE. MANAGEMENT IS RESPONSIBLE FOR THE ACCURACY OF ALL OTHER FINANCIAL STATEMENTS AND SEC FILINGS BEING GENERATED BY THE BANK AND DISTRIBUTED TO THE SEC, REGULATORS, STOCKHOLDERS, OR TO OTHER BANKS. THE AUDIT COMMITTEE, THROUGH THE INTERNAL AUDITOR, VERIFIES THE ACCURACY OF MANAGEMENT GENERATED FINANCIAL REPORTS (AFTER THE FACT).

                                REVOCABLE PROXY
                             FIRST FINANCIAL CORP.

[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

    PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR 2001 ANNUAL MEETING OF
                       SHAREHOLDERS ON MAY 9, 2001

    The undersigned hereby appoints Patrick J. Shanahan, Jr. and William F. Hague, Jr. and each of them proxies, each with power of substitution, to vote at the 2001 Annual Meeting of Shareholders of FIRST FINANCIAL CORP. to be held on May 9, 2001 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified hereon, on the election of directors and the other matters set forth herein and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.



Please be sure to sign and date this Proxy in the box below.

                                                 Date________________


     ______________________              _____________________________
     Shareholder sign above              Co-holder (if any) sign above


                                                      With-       For All
1. ELECTION OF DIRECTORS                   For        hold        Except

Patrick J. Shanahan, Jr.                  [   ]       [   ]       [   ]

Gary R. Alger

Joseph V. Mega


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
                                           For        Against     Abstain
2. APPOINTMENT OF ARTHUR ANDERSEN LLP
   AS INDEPENDENT PUBLIC ACCOUNTANTS.     [   ]       [   ]       [   ]

The Board of Directors recommends a vote FOR the proposal to appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING        [   ]

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors and FOR the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001 and upon such other business as may properly come before the meeting in the appointed proxies' discretion.

Please date, sign as name appears hereon, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.


   Detach above card, sign, date and mail in postage paid envelope provided.

                             FIRST FINANCIAL CORP.
--------------------------------------------------------------------------------
  The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2001 Annual Meeting of Shareholders and related Proxy Statement.
  NOTE: (Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.)

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
HAS YOUR ADDRESS CHANGED?
_________________________

_________________________

_________________________